SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K


                        CURRENT REPORT PURSUANT
                     TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT:                 September 8, 1998
                 (Date of the earliest event reported)



                    Home Products International, Inc.
         (Exact name of registrant as specified in its charter)


                                Delaware
                        (State of Incorporation)

       0-17237                                   36-4147027
 (Commission File Number)           (I.R.S. Employer Identification No.)




4501 West 47th Street    Chicago, IL                       60632
(Address of principal executive offices)                 (Zip Code)






Registrant's telephone number, including area code:    (773) 890-1010
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On September 8, 1998 Home Products International, Inc ("HPI")

acquired from Newell Company ("Newell") certain assets and assumed certain liabilities comprising the businesses of Anchor Hocking Plastics and Plastics, Inc. (collectively referred to herein as "Newell

Plastics"). The purchase of assets and assumption of liabilities of

Newell Plastics is referred to herein as the "Acquisition". The total cash consideration paid by HPI for the Acquisition was $78,000,000.  The

Acquisition purchase price paid by HPI was determined on the basis of arm's length negotiations between the parties.  There is no material relationship between Newell and HPI or any of its affiliates, directors or officers.



     The Acquisition was consummated on September 8, 1998 in accordance with the terms of an Asset Purchase and Sale Agreement, dated July 31,

1998 among Newell Plastics, HPI and Newell.  The final purchase price is subject to a tangible net worth adjustment, which is to be calculated within 90 days following the closing of the Acquisition.



     In connection with the Acquisition, HPI amended and restated its

$100,000,000 revolving credit agreement dated May 14, 1998, (the "Prior

Credit Agreement") among HPI, the several lenders from time to time parties thereto and The Chase Manhattan Bank, as administrative agent,

to add, among other items, a $50,000,000 term loan, (the "Term Loan").

The $150,000,000 Amended and Restated Credit Agreement, dated September

8, 1998, (the "New Credit Agreement") among HPI, the several lenders from time to time parties thereto and The Chase Manhattan Bank, as administrative agent left the $100,000,000 revolving credit facility substantially the same as it was under the Prior Credit Agreement.

     Financing for the Acquisition was obtained from the New Credit

Agreement.  A portion of the total $78,000,000 cash consideration was obtained from the Term Loan, and the remaining $28,000,000 was obtained from the revolving credit facility portion of the New Credit Agreement.

Remaining availability under the New Credit Agreement after accounting for the Acquisition was approximately $52,000,000.


     Anchor Hocking Plastics is a leading supplier of food storage containers sold through mass-market chains, while Plastics, Inc. is a leading supplier of upscale, plastic serving ware distributed through institutional and retail markets.  It is HPI's intention to continue to utilize the assets acquired in the same manor as they were used prior to the Acquisition.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

a) Financial statements of business acquired.

   It is impracticable to provide the required financial statements at the time this Current Report on Form 8-K is being filed.  Home

   Products International, Inc. expects to be able to file this information within sixty (60) days of September 23, 1998 the latest date on which this Current Report on Form 8-K may be filed.


b) Pro forma financial information.

   It is impracticable to provide the required pro forma financial information at the time this Current Report on Form 8-K is being filed.  Home Products International, Inc. expects to be able to file this information within sixty (60) days of September 23, 1988 the latest date on which this Current Report on Form 8-K may be filed.

c) Exhibits

   It is impracticable to provide the required exhibits at the time this

   Current Report on Form 8-K is being filed.  Home Products

   International, Inc. expects to be able to file this information within sixty (60) days of September 23, 1988 the latest date on which this Current Report on Form 8-K may be filed.



     Pursuant to the requirements of the Securities Exchange Act of

1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    Home Products International, Inc.

                                   By:  /s/ James E. Winslow
                                            James E. Winslow
                                            Executive Vice President and
                                            Chief Financial Office

Dated:  September 23, 1998